UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 23, 2017

NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2017, News Corporation (the "Company") announced the departure of Bedi Ajay Singh as the Company's Chief Financial Officer. The Company and Mr. Singh entered into a separation agreement, effective as of March 1, 2017, pursuant to which Mr. Singh's employment with the Company was terminated without cause. The separation agreement contains a customary release of claims and provides for: (i) continued payment through June 30, 2019 of Mr. Singh's base salary at an annual rate of $1,300,000; (ii) annual bonus payments of $2,000,000 for each of fiscal 2017, fiscal 2018 and fiscal 2019, each payable at the conclusion of the relevant period; (iii) continued vesting of unvested performance stock unit awards previously granted to Mr. Singh, the payouts of which are "at risk" and subject to Company performance for and payable at the conclusion of the fiscal 2015-2017, fiscal 2016-2018 and fiscal 2017-2019 performance periods; (iv) premiums for continued medical and insurance coverage through June 30, 2019; (v) payments in lieu of continued participation in Company-sponsored retirement plans in an aggregate amount of $495,000, payable in annual installments in 2017, 2018 and 2019; and (vi) certain relocation and other miscellaneous benefits. These payments are subject to Mr. Singh's compliance with confidentiality, non-disparagement and non-solicitation covenants contained in the separation agreement. In addition, Mr. Singh and the Company entered into an agreement pursuant to which Mr. Singh will provide consulting services to the Company for an initial term of six months, which term can be extended upon mutual consent of the Company and Mr. Singh, at a rate of $12,500 per month.

As a result, effective as of March 1, 2017, Susan Panuccio, 44, was appointed Chief Financial Officer of the Company. Ms. Panuccio previously served as Chief Financial Officer of News Corp Australia, a division of the Company, since 2013. From 2008 to 2012, she served as Chief Financial Officer of News UK (formerly known as News International), a division of the Company. Prior to assuming that role, she served in a variety of roles within News UK since joining the Company in 2002. Ms. Panuccio does not have any family relationships with any of the Company's directors or executive officers and since the beginning of the Company's last fiscal year, there have been no transactions between the Company and Ms. Panuccio or any member of her immediate family that would require disclosure under Item 404 of Regulation S-K.

In connection with her appointment, Ms. Panuccio and the Company entered into an employment agreement (the "Panuccio Agreement"), effective as of March 1, 2017, for a term ending on June 30, 2020. Pursuant to the Panuccio Agreement, Ms. Panuccio is entitled to an annual base salary of not less than $1,100,000. The Panuccio Agreement also provides that Ms. Panuccio will be eligible to receive, subject to the achievement of applicable performance metrics approved by the Compensation Committee of the Board of Directors of the Company: (i) beginning with the fiscal year ending June 30, 2018, an annual bonus with a target of not less than $1,100,000 and (ii) beginning with the fiscal 2018-2020 awards expected to be granted in August 2017, an annual award under the Company's 2013 Long-Term Incentive Plan, as amended, or any other Company performance-based long-term equity-based incentive program with a target payout of not less than $1,100,000. In addition, Ms. Panuccio is entitled to executive relocation support and to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company's other senior executives of equal rank. The Panuccio Agreement also includes customary confidentiality, non-competition and non-solicitation covenants.

Under the Panuccio Agreement, if Ms. Panuccio's employment is terminated as a result of incapacity and disability due to physical or mental illness, or by reason of her death, Ms. Panuccio (or her spouse, another designee or estate in the case of death) will be entitled to receive (i) base salary continuation for up to 12 months (and, in the case of disability, continuation of other benefits as well); and (ii) continued vesting of equity awards as set forth in the applicable equity award agreements. In the case of death, Ms. Panuccio (or her spouse, another designee or her estate) will also be entitled to a pro rata portion of the target annual bonus for the fiscal year of her death in addition to any other accrued bonus payments. If Ms. Panuccios's employment is terminated by the Company other than for "cause," death or disability or by Ms. Panuccio for "good reason" (in each case, as defined in the Panuccio Agreement), Ms. Panuccio will be entitled to receive (i) the greater of (A) her then-current base salary and target annual bonus paid in the same manner as though Ms. Panuccio continued to be employed through June 30, 2020 and (B) her then-current base salary and target annual bonus paid in the same manner as though she continued to be employed for the successive 24 months following the date of termination; (ii) any unpaid prior year annual bonus; (iii) a pro rata portion of the target annual bonus she would have earned for the fiscal year of termination had no termination occurred; (iv) continued vesting of equity awards granted prior to the date of termination in the same manner as though she continued to be employed through June 30, 2020, based on Company performance for and payable at the conclusion of the applicable performance periods; and (v) Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for the executive and her eligible dependents through June 30, 2020.

The Company's obligation to pay the above-summarized compensation and provide benefits to Ms. Panuccio (or her surviving spouse or her estate) is subject to the execution and non-timely revocation by her, or as the case may be, her surviving spouse or the legal representative of her estate, of the Company's then standard separation agreement and general release and the continued compliance with the terms, conditions and covenants set forth in such agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by News Corporation, dated February 23, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: February 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by News Corporation, dated February 23, 2017.